EXHIBIT 15.1

Acknowledgment of Ernst & Young LLP,

Independent Registered Public Accounting Firm

August 1, 2016

The Board of Directors and Shareholders of KeyCorp

We are aware of the incorporation by reference in the post-effective Amendment No. 1 on Form S-8 to KeyCorp’s Registration Statement on Form S-4 (No. 333-208272) pertaining to:

1)	the First Niagara Financial Group, Inc. 2012 Equity Incentive Plan, as amended,
2)	the First Niagara Financial Group, Inc. Amended and Restated 2002 Long-Term Incentive Stock Benefit Plan,
3)	the Chester Valley Bancorp Inc. 1997 Stock Option Plan, as amended,
4)	the NewAlliance Bancshares, Inc. 2005 Long-Term Compensation Plan,
5)	the Willow Financial Bancorp, Inc. Amended and Restated 2002 Stock Option Plan, and
6)	the 401(k) Savings Plan of First Niagara

of our review report dated May 5, 2016 relating to the unaudited consolidated interim financial statements of KeyCorp that are included in its Form 10-Q for the quarter ended March 31, 2016.

/s/ Ernst & Young LLP

Cleveland, Ohio